EXHIBIT 5.1

ELLENOFF GROSSMAN & SCHOLE LLP
ATTORNEYS AT LAW
150 EAST 42ND STREET, 11th FLOOR
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
www.egsllp.com

October 14, 2010

China For-Gen Corp.
Tengao District, Haicheng City
Liaoning Province, P.R.China 114000
+0412-2988160

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333-166868 ), as amended (the “Registration Statement”), filed by China For-Gen Corp. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale of (i) 4,600,000 shares of common stock, par value $.001 per share (the “IPO Shares”) of the Company, including 600,000 shares of Common Stock, which may be sold upon exercise of a 45-day option granted to Maxim Group, LLC (the “Underwriter”) to cover over-allotments, if any, (ii) 360,000 shares of Common Stock issuable by the Company upon the exercise of the Underwriter’s common stock purchase warrant issued in connection with this offering (the “Warrant Shares,” and collectively with the IPO Shares, the “Common Stock”). The Registration Statement also relates to the public offering by certain selling stockholders of the Company of a total of 8,068,698 shares of Common Stock for their respective accounts issuable upon conversion of promissory notes and Warrants A and Warrants B issued by the Company in the Company’s 2010 private placement and conversion of the Series A Preferred Stock and exercise of five-year common stock purchase warrants issued in the Company’s 2008 private placement (collectively, the “Selling Stockholder Shares”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.           Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock included will be validly issued, fully paid and non-assessable.

2.           Selling Stockholder Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Selling Stockholder Shares, when issued and delivered upon conversion of the promissory notes and exercise of Warrants A and Warrants B issued by the Company in the 2010 Private Placement and upon conversion of the Series A Preferred Stock and exercise of the five-year common stock purchase warrants issued in the 2008 Private Placement, as applicable, will be validly issued, fully paid and non-assessable.

3.           Representative’s Warrant and Warrant Shares.  When the Registration Statement becomes effective under the Act and when the warrant is duly executed, issued and delivered to the Underwriter, such warrant will be the legally binding obligation of the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Exceptions”) and such warrant will be duly issued, fully paid and non-assessable, and the warrant shares underlying such warrant, when duly issued, delivered, sold and paid for upon exercise of such warrants, will be validly issued, fully paid and non-assessable.

Our opinion herein is limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP